EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       We hereby consent to the use in the Registration Statement (Post Effective Amendment No. 16) under the securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated September 15, 2004, accompanying and pertaining to the financial statements of Analysts Investment Trust as of July 31, 2004, which is included in such Registration Statement. We also consent to the references to out firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.



/s/BKD, LLP
October 1, 2004

THOMPSON BRUSSELS   CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    NEW YORK
WASHINGTON, D.C.
         HINE


                                             October 1, 2004



Securities and Exchange Commission
Public Filing Desk
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:    ANALYSTS INVESTMENT TRUST - FILE NOS. 33-64370 AND 811-77778

Ladies and Gentlemen:

      On behalf of Analysts Investment Trust, a registered investment company (the "Trust"), we hereby submit, via electronic filing, Post-Effective Amendment No. 16 to the Trust's Registration Statement on Form N-1A. The Amendment is filed pursuant to Rule 485(a) promulgated under the Securities Act of 1933 with respect to the Analysts Stock Fund, the Analysts Fixed Income Fund and the Analysts Aggressive Stock Fund (collectively, the "Funds"). The main purpose of the filing is to make changes to the disclosure regarding the investment strategies of the Analysts Stock Fund, and to provide current financial statements and other updating information for each series of the Trust.

      If you have any questions, please contact Donald S. Mendelsohn at 513-352-6546this office.

                                       Very truly yours,



                                       /s/Thompson Hine LLP